EXHIBIT 99.4

REPORT & ACCOUNTS 1996
NINE YEAR REVIEW
                                        1988       1989       1990      1991       1992      1993       1994      1995       1996
                                      [L]'000    [L]'000    [L]'000   [L]'000    [L]'000   [L]'000    [L]'000   [L]'000    [L]'000
                                      --------   --------   -------   --------   -------   --------   -------   --------   --------

TURNOVER
Continuing operations ..............    22,604     35,266    39,098     35,992    40,303     49,218    74,291    103,783    142,144
Discontinued operations ............    16,964     15,574    14,482      4,926     3,341      1,976        --         --         --
                                      --------   --------   -------   --------   -------   --------   -------   --------   --------
TOTAL TURNOVER .....................    39,568     50,840    53,580     40,918    43,644     51,194    74,291    103,783    142,144
                                      --------   --------   -------   --------   -------   --------   -------   --------   --------
OPERATING PROFIT
Continuing operations ..............     4,062      5,474     5,072      1,069     2,059      3,495     8,493     16,732     28,857
Discontinued operations ............       693        491      (597)       220      (116)      (128)       --         --         --
                                      --------   --------   -------   --------   -------   --------   -------   --------   --------
TOTAL OPERATING PROFIT .............     4,755      5,965     4,475      1,289     1,943      3,367     8,493     16,732     28,857
                                      --------   --------   -------   --------   -------   --------   -------   --------   --------
Net Interest .......................       193        236       580        738       478        220       450      1,009      1,583
Demerger and reorganisation costs ..    (1,498)        --        --         --        --         --        --         --         --
Profit/(loss) on disposal of
  operations .......................        --         --     1,040         --      (384)        48        --         --         --
                                      --------   --------   -------   --------   -------   --------   -------   --------   --------
PROFIT BEFORE TAXATION .............     3,450      6,201     6,095      2,027     2,037      3,635     8,943     17,741     30,440
Taxation ...........................    (1,624)    (2,244)   (1,908)    (1,001)     (639)    (1,409)   (3,190)    (6,389)   (10,660)
                                      --------   --------   -------   --------   -------   --------   -------   --------   --------
PROFIT AFTER TAXATION ..............     1,826      3,957     4,187      1,026     1,398      2,226     5,753     11,352     19,780
                                      --------   --------   -------   --------   -------   --------   -------   --------   --------
EARNINGS PER SHARE (p) .............      3.06       6.52      6.84       1.62      2.33       3.67      9.51      18.39      31.47
DIVIDENDS PER SHARE (p) ............      1.50       1.80      1.80       1.80      1.80       2.10      3.00       5.00       9.00
                                      --------   --------   -------   --------   -------   --------   -------   --------   --------

The above table shows the complete history of the Michael Page Group PLC since it was incorporated as a public limited company on 15 April 1988.

FINANCIAL CALENDAR

RECORD DATE                  1 April 1997
ANNUAL GENERAL                14 May 1997
DIVIDEND PAYABLE              23 May 1997

REPORT & ACCOUNTS 1996
1996 FINANCIAL HIGHLIGHTS

                                                1996        1995      INCREASE %
                                            -----------  -----------  ----------

TURNOVER .................................. [L]142.1  m  [L]103.8  m     37.0%
OPERATING PROFIT .......................... [L] 28.9  m  [L] 16.7  m     72.5%
PROFIT BEFORE TAX ......................... [L] 30.4  m  [L] 17.7  m     71.6%
EARNINGS PER SHARE ........................     31.47 p      18.39 p     71.1%
DIVIDENDS PER SHARE .......................         9 p          5 p     80.0%
NET CASH .................................. [L]140.9  m  [L] 26.1  m     57.0%
YEAR END HEADCOUNT ........................      809           622       30.1%

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
CHAIRMAN'S STATEMENT

     The continuing strength of the international recruitment market is reflected in your Group's results for the year ended 31 December 1996. Profit before tax rose 71.6% to [L]30.44m (1995 [L]17.74m) and earnings per share increased to 31.47p (1995 18.39p). The Board is recommending an increased final dividend of 7.0p per share (1995 3.9p), making a total of 9.0p for the year (1995 5.0p), which will be paid on 23 May 1997 to shareholders on the register at close of business on 1 April 1997.

With group profit at a record level for the third year running, my first duty has to be to pay tribute to all our consultancy and support staff. Their hard work and professional expertise has been an important factor in firmly establishing your group as a leading international recruitment business employing over 800 staff world-wide.

  One sadness for us was the death last month of my distinguished predecessor, Lord Rippon of Hexham, who made such a valuable contribution to our Group in its early years.

  All our UK based businesses contributed to these excellent results. Michael Page Finance maintained its leading position in accountancy recruitment and produced an 18.9% increase in turnover whilst Michael Page City took advantage of a strong banking and financial services sector to increase turnover by 39.8% and improve margins. Our growing reputation in the City combined with our ability to quickly react to changes in market demand is a major strength.

  By furthering its policy of creating industry-focused consulting teams, Michael Page Sales and Marketing has seen its turnover increase by 32.7% on a marginally increased headcount. This operation remains the sole multi-site recruitment business covering this specialist market in the UK. Michael Page Legal and Michael Page Technology both posted much improved results. Our Legal recruitment business has been very successful in gaining market share in both private practice and industry and commerce. Similarly, Michael Page Technology benefited from having a highly experienced and focused consultancy team which increased turnover by 94.6% in an extremely active marketplace. Accountancy Additions raised turnover during a year which saw it strengthening its market position and putting in place management structures to provide the foundation for further expansion. Sales Recruitment Specialists grew turnover by over 200% in a year notable for its increasing success in winning large national accounts. Questor International, our recently established Search and Selection consultancy, has achieved a better than anticipated start but will continue to require financial support during 1997.

  The Michael Page companies operating in Continental Europe experienced trading conditions which were tougher than those in the UK. However, together they managed to achieve a very satisfactory 34% increase in overall turnover. France and Benelux were the most active areas with significant increases in both turnover and profit. Although German turnover was up only marginally, Michael Page Deutschland achieved a rise in profit before tax despite being at an early stage in its development. Michael Page France continued to produce solid annual growth despite a flat economic climate and its diversification into non-financial recruitment has proved successful. Page Interim in France has achieved an 83% turnover increase in only its second year of operation. In Benelux our business boosted turnover by 38% and, in line with our well established expansion strategy, they are moving into marketing and sales recruitment in mid 1997.

  We are actively reviewing opportunities for expanding our business into a number of countries in the European Union and will be opening a new office in Spain in the first half of 1997.

                             MICHAEL PAGE GROUP PLC

Michael Page International in Australia has achieved a record year with turnover and profit substantially ahead of last year. Its core accounting and finance business continued to expand satisfactorily during the year and was complemented by an excellent result from the now firmly established marketing and sales recruitment operation. Towards the end of the year it further diversified into information technology recruitment and in 1997 significant investment will be made in this area.

  In Hong Kong our turnover doubled in only the second full year of operation. We are not anticipating any significant impact from the impending change in control of the colony. In September 1996 we opened for business in Singapore and we are satisfied with its progress to date.

  Our successes of 1996 have been achieved through the efforts of our young, professional and highly motivated management team throughout the world. Whilst our business is cyclical, we achieved record margins in 1996 and trading conditions currently remain strong. I am confident that 1997 will be another year of opportunity.

  On 3 March 1997 the Boards of Michael Page and Interim Services Inc. announced that agreement has been reached on the terms of a recommended cash offer to be made by J P Morgan on behalf of a wholly-owned subsidiary of Interim Services Inc. for the whole of the issued and to be issued share capital of Michael Page at a price of 550p in cash for each ordinary share.

  In addition, shareholders will be entitled to retain the proposed final dividend of 7p (net) in respect of the year ended 31 December 1996. Shareholders will shortly receive an offer document which will provide further details.



                                          Wakeham
                                          7 March 1997

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
CHIEF EXECUTIVE'S REVIEW

In 1996 the Michael Page Group strengthened its position as one of the world's leading recruitment consultancies. With a growing network of offices throughout the world and a strategy of diversification into most management disciplines, we continue to be successful in handling assignments for a vast client portfolio and in assisting thousands of candidates to attain their career objectives.

All our businesses prospered during the year as you will see from the business summaries which follow. Group profit for the year ended 31 December 1996 rose 71.6% to [L]30.4m, on a 37% turnover increase at [L]142m. These excellent results, underwritten by the strength and depth of a management team of unrivalled experience, are a tribute to the ability of our consultancy staff to consistently improve business performance in a competitive market. The importance of our international network of offices cannot be over estimated and there is no doubt that our ability to offer clients this international perspective is a determining factor in our winning their business.

  With trading conditions currently remaining strong, I am confident that 1997 will be another year of opportunity and I am looking forward to our Group providing an increasingly diversified range of recruitment services to an ever expanding international client base.




Terry Benson
7 March 1997

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
Chief Executive's Review

MICHAEL PAGE FINANCE

This has been another year of progress for the Group's UK accountancy recruitment business. Increases in both permanent fee turnover and temporary turnover resulted in a combined 18.9% rise and profit level was significantly higher than last year. All our UK offices contributed to this growth and the strength of the network was evident in the improved business levels. During the year we placed well over 3,000 candidates in permanent employment and saw the average fee value of these placements increase by 12% - a reflection of the rise in salary levels which is prevalent in the current market. Yet again Michael Page was the Financial Times' largest recruitment advertiser with space taken almost doubling. This resulted in us carrying four times the volume of our nearest competitor.

MICHAEL PAGE CITY

With turnover up 39.8%, 1996 has been an outstanding year for Michael Page City. Demand was strong at every level and across all specialisms but our success in increasing the volume of assignments for the more senior appointments, has been particularly satisfying. Our contract and temporary staff business also grew appreciably. We continue to work in close cooperation with colleagues in our offices throughout the world. Being part of a world-wide team of over 60 Michael Page consultants who specialise in this sector, our ability to use these international contacts gives us a very significant advantage particularly in the global investment banking market.

MICHAEL PAGE SALES & MARKETING

During 1996, Michael Page Sales and Marketing increased turnover by 32.7%. This excellent performance underlined the success of the policy of creating market sector focused consultancy teams which was extended to our Birmingham office during the year. All major business sectors grew during the year with the FMCG, Agency and Durables areas all showing significantly higher levels of business. New client wins included NatWest, Scottish Courage and Kodak. In 1996 we placed over one thousand candidates into permanent positions and also provided our clients with staff on a contract or temporary basis.

MICHAEL PAGE TECHNOLOGY

Michael Page Technology grew significantly during 1996 and turnover rose by 94.6%. Our policy of specialisation in discrete sectors has paid substantial dividends in terms of business growth and has led to our winning major assignments with prestigious clients such as Andersen Consulting, Price Waterhouse Management Consultants, Sema, McKinsey & Co, Ernst & Young, BOC, Cargill, Gillette, Whitbread, Kimberley Clark and United Distillers amongst others.

MICHAEL PAGE LEGAL

During 1996 outstanding results were achieved with turnover up 158.8% and a substantial rise in profits. We increased market penetration in private practice where we have very strong relationships with a large number of firms of varying size and specialisation. We were equally successful in growing the industry/commerce wing of legal recruitment due largely to leverage of client contacts from colleagues in Michael Page Finance and Michael Page Sales and Marketing.

QUESTOR INTERNATIONAL

Since its launch in August 1996 Questor has specifically focused on chief executive officer, board level and other senior specialist roles across all job functions and across a wide range of market sectors. We are very pleased with the positive market reception to Questor International's launch and are confident that the foundations have been laid to build a major international search and selection consultancy over the ensuing years.

ACCOUNTANCY ADDITIONS

1996 was a year of consolidation for Accountancy Additions which concentrated on strengthening its established market position and putting in place the management structures which will provide the foundation for further expansion. Nevertheless, the company increased its overall turnover by 47%. These results reflect a busy market generally in the South East and good results from our established offices. Banking Additions our City operation, established in early 1996, also performed well.

SALES RECRUITMENT SPECIALISTS

A growth in turnover of 231.5% was achieved by SRS during 1996. This was a superb result which reflected its ability to both win large national accounts and increase the retained proportion of the assignments handled. This upsurge in business levels has led to increased investment in the resources necessary to cope with multiple candidate applications, new interviewing techniques and candidate assessment days.

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
CHIEF EXECUTIVE'S REVIEW

FRANCE

Michael Page in France experienced a successful year with turnover up 37.9% and significant increases coming from the information technology and sales sectors. On the other hand, the banking and financial services sector was still depressed although we have recently noticed signs of recovery. During 1996 we consolidated our leading position and increased our advertising volume in Le Monde, Le Figaro and Les Echos. Page Interim, which provides accountancy, finance and information technology staff to clients on a contract basis, increased revenue and profit significantly in only its second full year of trading.

BENELUX

The results for 1996, which show an overall 37.8% increase in turnover, are the best ever achieved in the Netherlands. During the year permanent turnover increased by 66.5% as a result of increased business activity and new client gains. This assisted us in consolidating our position as the country's leading classified advertiser with a 70% increase in volume. Our Interim Management business was also active during the year and our concentration on a quality service was rewarded by an increase in turnover of 20.4%.

GERMANY

The overall German recruitment market was weak during 1996 and this was reflected in our results. Nevertheless we managed to improve both turnover and profit for the year. We increased the volume of assignments handled during the year by a combination of new client wins and increased business from established clients including Adam Opel - General Motors, TetraPak and RWE.

AUSTRALIA

Michael Page International in Australia posted a fourth successive record year with turnover up 44.5%. This continues an outstanding track record over the past five years. Finance and accounting recruitment continued to be the core activity. Overall we continued to develop strong relationships with major clients including TNT, SUN Microsystems, Optus Communications, Pioneer, BHP, Chase Manhattan, Macquarie Bank, Bankers Trust, Westpac and GE Capital. We placed over 1,000 candidates into permanent employment at levels up to finance director. We also increased our activity in the contracting and temporary market. In only its second full year of operation our sales and marketing recruitment company achieved a significant increase in business levels and has benefited from establishing industry focused groups. Key names such as Microsoft, IBM, Coca Cola and Honda were added to our client list. In the second half of 1996 we established a new business dealing in IT recruitment.

HONG KONG

Our business in Hong Kong experienced an excellent year's trading with turnover more than doubled on 1995 levels. We recruit for some of the world's most prestigious organisations including J P Morgan, Merrill Lynch, ING Baring, Morgan Stanley, Chase Manhattan, Coca Cola, Star TV, Proctor and Gamble and Philip Morris. During 1996 we expanded our contract staff recruitment division which, although in its early stages, has performed to expectations. Politically, 1997 is a year of momentous change for Hong Kong but economically business is confident that this change will not have a significant impact.

SINGAPORE

We opened for business in Singapore in September 1996 and the first few months of trading have been satisfactory.

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
DIRECTORS & ADVISERS

[PHOTOGRAPH]

Ian Nash, Michael Andrews, Lord Wakeham and Terry Benson


DIRECTORS

The Rt. Hon. Lord Wakeham, Non-Executive Chairman
Terry Benson, Chief Executive
Ian Nash, Finance Director
Michael Andrews, Non-Executive Director


ADVISERS

AUDITORS                       STOCKBROKERS                    BANKERS
Arthur Andersen                de Zoete & Bevan Ltd            Midland Bank plc
Abbots House                   Ebbgate House                   74 Goswell Road
Abbey Street                   2 Swan Lane                     London EC1V 7DA
Reading RG1 3BD                London EC4R 3TS

SOLICITORS                     COMPANY SECRETARY &             REGISTRARS
Berwin Leighton                REGISTERED OFFICE               IRG Limited
Adelaide House                 Ian V Nash, ACA                 Balfour House
London Bridge                  39-41 Parker Street             390/398 High Road
London EC4R 9HA                London WC2B 5LH                 Ilford IG1 1NQ

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
Report of the Directors

The Directors present their Annual Report on the affairs of the group together with the audited accounts for the financial year ended 31 December 1996.

PRINCIPAL ACTIVITIES

The company is a holding company and its subsidiaries carry on the business of recruitment and executive selection.

DIVIDENDS

On 11 November 1996 an interim dividend of 2p per share (1995: 1.1p) was paid. The Directors are recommending a final dividend of 7p per share (1995: 3.9p) payable on 23 May 1997 to shareholders on the register at close of business on 1 April 1997, making a total of 9p per ordinary share (1995: 5p) for the year.

REVIEW OF THE BUSINESS AND FUTURE DEVELOPMENTS

A review of the business and future developments is given in the Chairman's Statement on pages 2 and 3 and in the Chief Executive's Review on pages 4 to 6.

DIRECTORS

The Directors of the company are listed on page 7.

NON-EXECUTIVE DIRECTORS

THE RT. HON. LORD WAKEHAM, FCA is also a Non-Executive Director of N M Rothschild & Sons Ltd, Bristol & West Building Society and Enron Corporation Inc, and a Director of other companies.

MICHAEL ANDREWS is also a Non-Executive Director of Angerstein Underwriting Trust PLC, Bluebird Toys PLC, Credit Lyonnais Capital Markets PLC, Hambro Countrywide PLC, NMB PLC and other companies.

DIRECTORS' BENEFICIAL SHARE INTERESTS IN MICHAEL PAGE GROUP PLC

                                                              ORDINARY SHARES
                                                                OF 2P EACH
                                                          ----------------------
                                                           31.12.96    31.12.95
                                                          ----------  ----------
Lord Wakeham ...........................................        --          --
T W Benson .............................................     100,000     100,000
I V Nash ...............................................      10,000      10,000
J M G Andrews ..........................................      13,500      13,500

No change took place in the interests of the Directors between 31 December 1996 and the date of this report. The Directors held no non-beneficial share interests in the company.

SHARE CAPITAL

A total of 575,000-ordinary shares were issued during the year, details of which appear in note 17.

SUBSTANTIAL SHAREHOLDINGS

At 3 March 1997 notification had been received of the following holdings of more than 3% of the issued share capital of the company:

    Prudential Assurance Company ........................................  11.1%
    Michael Page Group Employee Share Trust .............................   3.4%

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
REPORT OF THE DIRECTORS

SPECIAL BUSINESS AT THE ANNUAL GENERAL MEETING

The notice of the meeting on pages 30 and 31 sets out special business to be considered and, if thought fit, passed at the forthcoming AGM of the company.

Resolution 6 authorises the Directors to allot ordinary shares of the company up to an aggregate nominal value of [L]357,830.

Resolution 7 enables the Directors to allot ordinary shares of the company for cash as if the preemption provisions of section 89 of the Companies Act 1985 did not apply, provided that such power of the Directors is limited to the allotment of ordinary shares up to an aggregate nominal amount of [L]62,108 and the allotment of ordinary shares pursuant to a rights issue.

The authorities granted in resolutions 6 and 7 will expire at the conclusion of the 1998 Annual General Meeting of the company or the expiration of the period of 15 months from the date of the resolution, whichever is the earlier.

Resolution 8 renews the authority of the company to purchase its own shares up to an aggregate number of 8,900,000 ordinary shares. This authority will expire at the earlier of the date of the 1998 Annual General Meeting of the company and 30 June 1998.

EQUAL OPPORTUNITY

The group endorses and supports the principles of equal employment opportunity. It is the policy of the group to provide equal employment opportunity to all qualified individuals which ensures that all employment decisions are made, subject to its legal obligations, on a non-discriminatory basis.

DONATIONS

The group operates a Give as You Earn Scheme approved by the Inland Revenue and matches employees' donations on a [L] for [L] basis. During the year the group's donation to this scheme and other charities amounted to [L]12,070 (1995:
[L]16,418). All donations were made to registered charities.

The group made no donation to any political organisation.

EMPLOYEE INVOLVEMENT

Communication with employees is effected through company information bulletins, briefing meetings conducted by senior management and formal and informal discussions. Interim Annual Reports are circulated to all staff. Informal communication is further facilitated because of the group's divisional organisation structure.

The group operates various Share Option Schemes and an Employee Share Trust, as detailed in note 18.

CREDITOR PAYMENT POLICY

It is the policy of the company that each of the businesses in the group should agree appropriate terms and conditions for its transactions with suppliers (by means ranging from standard written terms to individually negotiated contracts) and that payment should be made in accordance with those terms and conditions, provided that the supplier has also complied with them.

AUDITORS

The Directors will place a resolution before the Annual General Meeting to re-appoint Arthur Andersen as auditors for the ensuing year.


On behalf of the Board of Directors:



Ian Nash, Secretary

7 March 1997

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
CORPORATE GOVERNANCE


The Board of Directors supports the highest standards in corporate governance and confirms that the Michael Page Group PLC complies with the Code of Best Practice published by the Cadbury Committee, 'The Financial Aspects of Corporate Governance', to the extent that the Board considers the provisions of the Code to be practical for a company of this size.

BOARD OF DIRECTORS

The group Board of Directors currently consists of two Executive Directors and two Non-Executive Directors. The full Board of Directors meets at regular monthly meetings and additionally the Executive Directors meet regularly to monitor and guide the performance of the group's operations worldwide. The Board considers the Non-Executive representation to be entirely adequate for a company the size of Michael Page Group PLC, although their number does not comply with paragraph 4.3 of the Code of Best Practice. The Board intends that the responsibilities of an audit committee should be discharged by all Directors. The auditor will be present when the Board is carrying out the functions of an audit committee. The-Remuneration Committee comprises the Non-Executive Directors, and its policy is detailed below.

INTERNAL FINANCIAL CONTROLS

The Board of Directors has overall responsibility for the systems of internal financial control in operation throughout the group. However, it has to be understood that any system of financial control can only provide reasonable but not absolute assurance against material mis-statement or loss. Each company within the group has established a system of internal financial control which the Board believes is appropriate to the size of its operation and the business environment in which it exists.

The key elements of the group's internal financial control are as set out below:

* a comprehensive system of financial reporting to the Board, based on an annual budget with monthly results reported against budget, analysis of variances and scrutiny of key performance indicators;

* defined rules governing the appraisal and approval of capital expenditure which include an annual budget monitored on a monthly basis and detailed approval procedures incorporating appropriate levels of authority;

* the group has an established organisational structure with defined levels of responsibility and authority particularly in the area of financial management. The internal control system is further strengthened by the group's commitment to ensuring employees have the appropriate level of knowledge, experience and integrity to perform their duties; and

* management are encouraged to review the internal control procedures under their control on a regular basis ensuring that weaknesses are identified and appropriate action taken. The Board when constituted as the Audit Committee reviews reports from management and external auditors.

The Directors have reviewed the operation and effectiveness of the system of internal financial controls.

GOING CONCERN

After making enquiries, the Directors have a reasonable expectation that the group has adequate resources to continue in operational existence for the foreseeable future. For this reason they continue to adopt the going concern basis in preparing the accounts.

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
REMUNERATION COMMITTEE REPORT

COMPOSITION OF THE REMUNERATION COMMITTEE

The Remuneration Committee is responsible for determining the contract terms, remuneration, pensions and other benefits of the Executive Directors, including executive share option schemes. The Remuneration Committee comprises the two Non-Executive Directors of the group and is chaired by Lord Wakeham. The Committee does not consider the fees payable to Non-Executive Directors, which are determined by the Executive Directors.

COMPLIANCE

The Committee confirms that the group has complied throughout the accounting period with the best practice provisions on remuneration committees prescribed in the listing rules of the London Stock Exchange. It also confirms that, in framing its remuneration policy, the Committee has given full consideration to the Stock Exchange best practice provisions on remuneration policy, service contracts and compensation.

POLICY ON REMUNERATION OF EXECUTIVE DIRECTORS

The Remuneration Committee aims to ensure that remuneration packages offered are competitive and designed to attract, retain and motivate key individuals within the group. The main components are:

*   BASIC SALARY

The basic salary of each Executive Director is determined annually by the Remuneration Committee taking into account the responsibility of the job, the performance of the individual and rates of salary within comparable companies/sectors.

*   BENEFITS IN KIND

Executive Directors receive benefits in kind commensurate with their seniority within the group. Benefits in kind primarily comprise the provision of a company car, life insurance and health insurance.

*   ANNUAL BONUS

Executive Directors are entitled to receive discretionary annual bonuses, based on the performance of the group in its market over the year. Bonuses are not pensionable.

*   PENSION

The group contributes to a money purchase pension scheme for each Executive Director. The contributions are based on a percentage of basic annual salary and consequently there is no guaranteed pension entitlement.

*   SHARE OPTIONS

The company provides to Executive Directors (and other senior executives) options under executive share option schemes which enable them to participate in the growth of shareholder value which they help to create. Executive Directors are awarded share options on a discretionary basis.

CONTRACTS OF SERVICE

The Executive Directors each have a service contract with the company, under which the notice period to terminate the contract, given by either the director or the company, is 12 months. The Non- Executive Directors have consultancy agreements with the company which may be terminated on reasonable notice by the company.

ROTATION OF DIRECTORS

The director who retires by rotation in accordance with the Articles of Association is Michael Andrews, who is standing for re-election.

MATERIAL INTERESTS IN CONTRACTS

The directors have no material interests in any contracts with the company or any of its subsidiaries.

                             MICHAEL PAGE GROUP PLC


REPORT & ACCOUNTS 1996
REMUNERATION COMMITTEE REPORT

DIRECTORS' EMOLUMENTS

                                                                   1996      1995      1996      1995
                          SALARY    BONUS    BENEFITS    FEES     TOTAL     TOTAL    PENSION   PENSION
                         [L]'000   [L]'000   [L]'000   [L]'000   [L]'000   [L]'000   [L]'000   [L]'000
                         --------  --------  --------  --------  --------  --------  --------  --------

EXECUTIVE DIRECTORS
T W Benson ............       174       219        11        --       404       342        18        17
I V Nash ..............       108       137        11        --       256       217        11        11
M L Page ..............        --        --        --        --        --       184        --        --

NON-EXECUTIVE DIRECTORS
Lord Wakeham ..........        --        --        --        32        32        23        --        --
J M G Andrews .........        --        --        --        13        13        13        --        --
Lord Rippon ...........        --        --        --        --        --        11        --        --


Fees paid in respect of the services of Lord Wakeham were paid to a third party, Genner Trust Ltd.

Fees paid in respect of the services of J M G Andrews were paid to a third party, J Michael Andrews & Co Ltd.


DIRECTORS' SHARE OPTIONS

                                                                       MARKET
                              OPTIONS              OPTIONS            PRICE AT  EARLIEST   EXPIRY
                              HELD AT   OPTIONS    HELD AT  EXERCISE   DATE OF   DATE OF   DATE OF
                              1.1.96   EXERCISED  31.12.96    PRICE   EXERCISE  EXERCISE   OPTION
                              -------  ---------  --------  --------  --------  --------  --------

Employee Share Trust Options
T W Benson                    800,000   (300,000)  500,000     2p       215p    31.12.94  30.12.98
T W Benson                    400,000         --   400,000     2p        --     15.11.96  14.11.00
I V Nash                      200,000   (200,000)       --     2p       215p    31.12.94  30.12.98
I V Nash                      200,000         --   200,000     2p        --     15.11.96  14.11.00


The market price of the company's shares at 31 December 1996 was 412.5p per share (1995: 168.5p). During the year the highest market price was 425.5p per share and the lowest was 168p per share.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the Directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the group and the company, and of the profit or loss of the group for that period. In preparing those accounts, the Directors are required to:

* select suitable accounting policies and then apply them consistently;

* make judgements and estimates that are reasonable and prudent;

* state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts; and

* prepare the accounts on the going concern basis unless it is inappropriate to presume that the group will continue in business.

The Directors are responsible for keeping proper records which disclose with reasonable accuracy at any time the financial position of the group and of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
REPORTS OF THE AUDITORS

TO THE SHAREHOLDERS OF MICHAEL PAGE GROUP PLC

We have audited the accounts on pages 14 to 29 which have been prepared under the historical cost convention and the accounting policies set out on page 18. We have also examined the disclosures relating to the emoluments and shareholdings of the directors which form part of the report of the remuneration committee on page 12.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described on page 12 the company's Directors are responsible for the preparation of the accounts and it is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the accounts and of whether the accounting policies are appropriate to the group's and company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

OPINION

In our opinion the accounts give a true and fair view of the state of affairs of the group and of the company at 31 December 1996 and of the group's profit and cash flows for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

ARTHUR ANDERSEN

Chartered Accountants and Registered Auditors, Reading              7 March 1997

TO MICHAEL PAGE GROUP PLC ON
CORPORATE GOVERNANCE MATTERS

In addition to our audit of the accounts, we have reviewed the Directors' statement on page 10 on the company's compliance with the paragraphs of the Cadbury Code of Best Practice specified for our review by the London Stock Exchange. The objective of our review is to draw attention to non-compliance with listing rules 12.43(j) and 12.43(r).

We carried out our review in accordance with guidance issued by the Auditing Practices Board. That guidance does not require us to perform the additional work necessary to, and we do not, express any opinion on the effectiveness of either the company's system of internal financial control or its corporate governance procedures nor on the ability of the company and group to continue in operational existence.

OPINION

With respect to the Directors' statements on internal financial control and on going concern on page 10, in our opinion the Directors have provided the disclosures required by the listing rules referred to above and such statements are not inconsistent with the information of which we are aware from our audit work on the accounts.

Based on enquiry of certain Directors and officers of the company, and examination of relevant documents, in our opinion the Directors' statement on page 10 appropriately reflects the company's compliance with the other paragraphs of the Code specified for our review by Listing Rule 12.43(j).

ARTHUR ANDERSEN

Chartered Accountants, Reading                                      7 March 1997

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1996

                                                               1996       1995
                                                   Notes     [L]'000    [L]'000
                                                 --------   --------   --------

TURNOVER ......................................         2    142,144    103,783
Cost of sales .................................              (98,181)   (74,592)
                                                 --------   --------   --------
GROSS PROFIT ..................................               43,963     29,191
Administrative expenses .......................              (15,106)   (12,459)
                                                 --------   --------   --------
OPERATING PROFIT ..............................               28,857     16,732
Interest receivable ...........................                1,603      1,058
Interest payable ..............................         3        (20)       (49)
                                                 --------   --------   --------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION .         6     30,440     17,741
Tax on profit on ordinary activities ..........         7    (10,660)    (6,389)
                                                 --------   --------   --------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION ..               19,780     11,352
Equity minority interests .....................                 (313)      (178)
                                                 --------   --------   --------
PROFIT ATTRIBUTABLE TO SHAREHOLDERS ...........         8     19,467     11,174
Dividends .....................................         9     (5,588)    (3,074)
                                                 --------   --------   --------
RETAINED PROFIT FOR THE YEAR ..................        19     13,879      8,100
                                                 --------   --------   --------
EARNINGS PER SHARE ............................        10     31.47P    18.39 p
                                                 --------   --------   --------

STATEMENT OF TOTAL RECOGNISED-GAINS & LOSSES
FOR THE YEAR ENDED 31 DECEMBER 1996

                                                              1996       1995
                                                             [L]'000    [L]'000
                                                            --------   --------

Profit attributable to shareholders ......................    19,467     11,174
Foreign currency translation differences .................    (1,831)       531
                                                            --------   --------

TOTAL RECOGNISED GAINS ...................................    17,636     11,705
                                                            --------   --------

The group's results for 1996 and 1995 derive entirely from its continuing activities.

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
CONSOLIDATED BALANCE SHEET
AS AT 31 DECEMBER 1996

                                                              1996       1995
                                                   Notes     [L]'000    [L]'000
                                                 --------   --------   --------

FIXED ASSETS
Tangible assets ...............................        11      7,441      5,822
Investments ...................................        12        364        295
                                                 --------   --------   --------
                                                               7,805      6,117
                                                 --------   --------   --------
CURRENT ASSETS
Debtors .......................................        13     23,678     18,206
Investments - short term deposits .............               27,650     19,955
Cash ..........................................               13,312      6,382
                                                 --------   --------   --------
                                                              64,640     44,543
                                                 --------   --------   --------
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
Borrowings ....................................        14         (4)      (238)
Other creditors ...............................        15    (32,751)   (23,595)
                                                 --------   --------   --------
                                                             (32,755)   (23,833)
                                                 --------   --------   --------
NET CURRENT ASSETS ............................               31,885     20,710
                                                 --------   --------   --------
TOTAL ASSETS LESS CURRENT LIABILITIES .........               39,690     26,827
CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR
Borrowings ....................................        14        (27)       (32)
PROVISIONS FOR LIABILITIES AND CHARGES ........        16       (357)       (15)
                                                 --------   --------   --------
NET ASSETS ....................................               39,306     26,780
                                                 --------   --------   --------
CAPITAL & RESERVES
Called-up share capital .......................        17      1,242      1,231
Share premium account .........................        19      1,158        938
Other reserves ................................        19       (662)      (737)
Profit & loss account .........................        19     35,587     23,419
                                                 --------   --------   --------
EQUITY SHAREHOLDERS' FUNDS ....................        20     37,325     24,851
Equity minority interests .....................                1,981      1,929
                                                 --------   --------   --------
TOTAL CAPITAL EMPLOYED ........................               39,306     26,780
                                                 --------   --------   --------

The accounts were approved by the Board of Directors on 7 March 1997:

TERRY BENSON, Chief Executive

IAN NASH, Finance Director

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
CONSOLIDATED CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 1996

                                                              1996       1995
                                                   Notes     [L]'000    [L]'000
                                                 --------   --------   --------

NET CASH INFLOW FROM OPERATING ACTIVITIES .....        21     30,021     17,506
Returns on investments and servicing of
  finance .....................................        22      1,583        984
Taxation ......................................               (7,166)    (3,313)
Capital expenditure and financial investment ..        22     (4,462)    (3,107)
Equity dividends paid .........................               (3,639)    (1,993)
                                                 --------   --------   --------
NET CASH INFLOW BEFORE USE OF LIQUID ..........               16,337     10,077
RESOURCES AND FINANCING
Management of liquid resources ................        22     (8,203)    (8,257)
Financing .....................................        22         (8)       589
                                                 --------   --------   --------
INCREASE IN CASH ..............................        23      8,126      2,409
                                                 --------   --------   --------

RECONCILIATION OF NET CASH FLOW
TO MOVEMENT IN NET CASH BALANCES

                                                              1996       1995
                                                             [L]'000    [L]'000
                                                            --------   --------

Increase in cash ....................................          8,126      2,409
Purchase of short term deposits .....................          8,203      8,257
Repayments under finance leases .....................            239        243
                                                            --------   --------
CHANGE IN NET CASH RESULTING FROM CASH FLOWS ........         16,568     10,909
Translation differences .............................         (1,704)       431
                                                            --------   --------
MOVEMENT IN NET CASH IN YEAR ........................         14,864     11,340
Net cash at 1 January 1996 ..........................         26,067     14,727
                                                            --------   --------
NET CASH AT 31 DECEMBER 1996 ........................         40,931     26,067
                                                            --------   --------

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
COMPANY BALANCE SHEET
AS AT 31 DECEMBER 1996

                                                              1996       1995
                                                   Notes    [L]'000    [L]'000
                                                 --------   --------   --------

FIXED ASSETS
Tangible assets ...............................        11        190        130
Investments ...................................        12      2,662      2,593
                                                 --------   --------   --------
                                                               2,852      2,723
                                                 --------   --------   --------
CURRENT ASSETS
Debtors .......................................        13      2,495      2,070
Investments - short term deposits .............               25,500     16,430
Cash ..........................................                2,487         25
                                                 --------   --------   --------
                                                              30,482     18,525
                                                 --------   --------   --------
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
Borrowings ....................................        14       (195)       (19)
Other creditors ...............................        15    (24,835)   (16,444)
                                                 --------   --------   --------
                                                             (25,030)   (16,463)
                                                 --------   --------   --------
NET CURRENT ASSETS ............................                5,452      2,062
                                                 --------   --------   --------
TOTAL ASSETS LESS CURRENT LIABILITIES .........                8,304      4,785
PROVISIONS FOR LIABILITIES AND CHARGES ........        16        (25)        (8)
                                                 --------   --------   --------
NET ASSETS ....................................                8,279      4,777
                                                 --------   --------   --------
CAPITAL & RESERVES
Called-up share capital .......................        17      1,242      1,231
Share premium account .........................        19      1,158        938
Other reserves ................................        19      1,156      1,156
Profit & loss account .........................        19      4,723      1,452
                                                 --------   --------   --------
EQUITY SHAREHOLDERS' FUNDS ....................        20      8,279      4,777
                                                 --------   --------   --------

The accounts were approved by the Board of Directors on 7 March 1997:

TERRY BENSON, Chief Executive

IAN NASH, Finance Director

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
NOTES TO THE ACCOUNTS
FOR YEAR ENDED 31 DECEMBER 1996

1. ACCOUNTING POLICIES

The principal accounting policies adopted in preparing these accounts, all of which have been applied consistently throughout the year and the preceding year are as follows:

a) BASIS OF ACCOUNTING

   The accounts have been prepared under the historical cost convention, and in compliance with applicable accounting standards.

b) BASIS OF CONSOLIDATION

   The Michael Page Group accounts consolidate the results of Michael Page Group PLC and all its subsidiary undertakings. Goodwill arising on consolidation (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) is written off against reserves on acquisition.

c) FOREIGN EXCHANGE

   Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are converted at rates of exchange prevailing at the date the transactions were made. Differences arising from changes in exchange rates on trading transactions are dealt with through the profit and loss account. Accounts of overseas operations are translated using the closing rate method. Profits, losses and cash flows of overseas operations are translated at the average exchange rate applicable to the period. Net differences arising on the translation of the accounts of overseas operations are dealt with through reserves.

d) TANGIBLE FIXED ASSETS

   Tangible fixed assets are stated at original cost less accumulated depreciation. Depreciation is calculated to write off the cost less estimated residual value of each asset evenly over its expected useful life at the following rates:

   Leasehold improvements               - 10% p.a. or period of lease if shorter
   Furniture, fittings and equipment    - 10-20% p.a.
   Motor vehicles                       - 25% p.a.

e) LEASED ASSETS

   Assets held under finance leases and hire purchase contracts are capitalised and depreciated over the shorter of the lease terms and their useful lives at the rates applicable to fixed assets of a similar category owned by the group. Rentals under operating leases are charged on a straight line basis over the term of the lease.

f) INVESTMENTS

   Fixed asset investments are shown at cost less amounts written off. Provisions are made for permanent diminution in value.

g) TURNOVER

   Recruitment consultancy turnover represents fee income and expenses chargeable to clients, excluding VAT.

h) INCOME RECOGNITION

   Fee income on retained assignments is recognised on completion of defined stages of work. Income on non-retained assignments (which is dependent upon the successful completion of the assignment) is recognised when the position of employment is accepted by the candidate. This normally precedes the invoice date which approximates the date when the position of employment is started. These amounts are included within accrued income in the balance sheet. Provision is made for withdrawals prior to, or shortly after, the commencement of employment.

i) TAXATION

   Corporation tax is provided on taxable profits at the current rate. Provision is made for deferred taxation on all material timing differences to the extent that it is probable that a liability or asset will crystallise. The provision is calculated on the liability method at the rates of tax likely to be in force at the time of reversal of the timing differences. No provision is made for taxation liabilities that may arise if the retained profits of overseas operations were remitted to the United Kingdom.

j) PENSION COSTS

   The group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the group in an independently administered fund. The pension costs charged in the year represent contributions payable by the group to the fund.

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1996

2. SEGMENT INFORMATION

                                     1996                           1995
                       TURNOVER     PROFIT      NET    Turnover    Profit       Net
                       BY ORIGIN  BEFORE TAX  ASSETS   By Origin  Before Tax  Assets
                        [L]'000    [L]'000    [L]'000   [L]'000    [L]'000    [L]'000
                       ---------  ----------  -------  ---------  ----------  -------

   Geographical Area:
   UK                     87,369     19,517    26,288     65,063     11,011    16,000
   Australia              20,993      3,125     3,900     14,531      1,612     2,143
   France                 16,781      3,994     6,787     12,168      2,820     5,311
   Benelux                11,315      2,988     1,684      8,211      1,975     3,210
   Germany                 2,354        297       384      2,333        223       261
   Hong Kong               3,231        695       426      1,477        100      (145)
   Singapore                 101       (176)     (163)         -          -         -
                       ---------  ----------  -------  ---------  ----------  -------
                         142,144     30,440    39,306    103,783     17,741    26,780
                       ---------  ----------  -------  ---------  ----------  -------

   Turnover analysed by destination in 1996 and 1995 is not materially different to turnover analysed by origin. The amounts stated above derive from the group's activity of recruitment consultancy.

3. INTEREST PAYABLE

                                                                  1996     1995
                                                                [L]'000  [L]'000
                                                                -------  -------

   Interest payable on:
   Bank overdrafts ...........................................        5        9
   Finance leases ............................................       15       40
                                                                -------  -------
                                                                     20       49
                                                                -------  -------

4. EMPLOYEE INFORMATION

                                                                 1996     1995
                                                                Number   Number
                                                                -------  -------

   The average number of employees (including Executive
   Directors) during the year were: .........................       734      553

                                                                  1996     1995
                                                                [L]'000  [L]'000
                                                                -------  -------

   Employment costs in the year comprised:
   Wages and salaries .......................................    26,957   19,796
   Social security costs ....................................     3,150    2,471
   Other pension costs ......................................       696      557
                                                                -------  -------
                                                                 30,803   22,824
                                                                -------  -------

   There were no outstanding contributions payable to the pension fund at the year end (1995: [L]Nil).

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1996

5. DIRECTORS

   DIRECTORS' EMOLUMENTS:

                                                                 1996     1995
                                                                 TOTAL    Total
                                                                [L]'000  [L]'000
                                                                -------  -------

   Directors' emoluments ................................         349       435
   Performance related bonuses ..........................         356       355
   Pension contributions ................................          29        28
                                                                -------  -------
                                                                  734       818
                                                                -------  -------

   BANDING OF DIRECTORS' REMUNERATION:

                                                                  1996    1995
                                                                 NUMBER  Number
                                                                -------  -------

   [L] 10,001 to [L] 15,000 .............................           1         2
   [L] 20,001 to [L] 25,000 .............................          --         1
   [L] 30,001 to [L] 35,000 .............................           1        --
   [L] 80,001 to [L]185,000 .............................          --         1
   [L]215,001 to [L]220,000 .............................          --         1
   [L]255,001 to [L]260,000 .............................           1        --
   [L]340,001 to [L]345,000 .............................          --         1
   [L]400,001 to [L]405,000 .............................           1        --

   The above figures for remuneration do not include any amounts for the value of share options granted to or held by Directors.

6. PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                 1996     1995
                                                                [L]'000  [L]'000
                                                                -------  -------

   Profit on ordinary activities before taxation is stated after charging:

   Depreciation of tangible fixed assets - owned ...........     1,856    1,570
   Depreciation of tangible fixed assets - leased ..........       153      123
   Auditors' remuneration - audit work .....................       148      144
   Auditors' remuneration - non audit services .............       137      242
   Operating lease rentals for property ....................     2,751    2,519
   Operating lease rentals for equipment ...................       126       87
   (Profit)/Loss on disposal of fixed assets ...............      (146)      45

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1996

7. TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                 1996     1995
                                                                [L]'000  [L]'000
                                                                -------  -------

   Current year taxation:
   UK corporation tax ......................................     6,351    3,921
   Overseas corporation tax ................................     3,841    2,381
   Deferred taxation .......................................       494       94
                                                                -------  -------
                                                                10,686    6,396
                                                                -------  -------
   Prior year adjustments:
   UK corporation tax ......................................       132       60
   Overseas corporation tax ................................       (14)       7
   Deferred taxation .......................................      (144)     (74)
                                                                -------  -------
                                                                   (26)      (7)
                                                                -------  -------
                                                                10,660    6,389
                                                                -------  -------

8. PROFIT ATTRIBUTABLE TO SHAREHOLDERS

   Of the group's profit for the year [L]8,859,000 (1995: [L]3,181,000) has been dealt with in the accounts of the parent company.

   As permitted by section 230(4) of the Companies Act 1985, the company's profit and loss account has not been included in these accounts.

9. DIVIDENDS

                                                                  1996     1995
                                                                [L]'000  [L]'000
                                                                -------  -------

   Interim paid: 2p per ordinary share (1995: 1.1p) .........    1,240      674
   Final proposed: 7p per ordinary share  (1995: 3.9p) ......    4,348    2,400
                                                                -------  -------
                                                                 5,588    3,074
                                                                -------  -------

10. EARNINGS PER SHARE

    Earnings per share are calculated on the basis of profit on ordinary activities after taxation and minority interests, and the weighted average number of ordinary shares in issue throughout the year of 61,853,697 (1995:
    60,761,400).

    The potential dilution of earnings per share from the exercise of share options is not material.

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1996

11. TANGIBLE FIXED ASSETS

                                               Fixtures
                                Leasehold     fittings &    Motor
                               improvements   equipment    vehicles    Total
                                 [L]'000        [L]'000     [L]'000    [L]'000
                               ------------   ----------   --------  -----------
    GROUP
    Cost
    At 1 January 1996 .......         1,778        6,398      3,103      11,279
    Additions ...............           498        1,833      2,132       4,463
    Disposals ...............           (43)         (57)    (1,197)     (1,297)
    Exchange adjustment .....           (70)        (327)      (134)       (531)
                               ------------   ----------   --------  -----------
    At 31 December 1996 .....         2,163        7,847      3,904      13,914
                               ------------   ----------   --------  -----------
    Depreciation
    At 1 January 1996 .......           927        3,567        963       5,457
    Charge for the year .....           229          960        820       2,009
    Disposals ...............           (43)         (44)      (545)       (632)
    Exchange adjustment .....           (40)        (253)       (68)       (361)
                               ------------   ----------   --------  -----------
    At 31 December 1996 .....         1,073        4,230      1,170       6,473
                               ------------   ----------   --------  -----------
    Net book value:
    At 31 December 1996 .....         1,090        3,617      2,734       7,441
                               ------------   ----------   --------  -----------
    At 31 December 1995 .....           851        2,831      2,140       5,822
                               ------------   ----------   --------  -----------

    Included above in the group's motor vehicles are assets held under finance leases with a net book value of [L]36,000 (1995: [L]189,000).

     COMPANY
     COST
     At 1 January 1996 ......            33           70        150         253
     Additions ..............            --           37         89         126
     Disposals ..............            --           (5)       (36)        (41)
                               ------------   ----------   --------  -----------
     At 31 December 1996 ....            33          102        203         338
                               ------------   ----------   --------  -----------
     Depreciation
     At 1 January 1996 ......            11           45         67         123
     Charge for the year ....             3            9         39          51
     Disposals ..............            --           (5)       (21)        (26)
                               ------------   ----------   --------  -----------
     At 31 December 1996 ....            14           49         85         148
                               ------------   ----------   --------  -----------
     Net book value:
     AT 31 DECEMBER 1996 ....            19           53        118         190
                               ------------   ----------   --------  -----------
     At 31 December 1995 ....            22           25         83         130
                               ------------   ----------   --------  -----------

     The company holds no assets under finance leases.

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1996

12. FIXED ASSET INVESTMENTS

                                       GROUP                      COMPANY
                                   ------------  -------------------------------------------
                                       OWN         SUBSIDIARY        OWN
                                      SHARES      UNDERTAKINGS      SHARES         TOTAL
                                      [L]'000       [L]'000        [L]'000        [L]'000
                                   ------------   ------------   ------------   ------------

    Cost
    At 1 January 1996 ...........           295          2,298           295          2,593
    Additions ...................           810           --             810            810
    Expensed in year ............          (741)          --            (741)          (741)
                                   ------------   ------------   ------------   ------------
    At 31 December 1996 .........           364          2,298           364          2,662
                                   ------------   ------------   ------------   ------------

    The own shares above are held under an Employee Share Trust as detailed in note 18.

    The company's principal subsidiary undertakings are detailed below. All holdings are of ordinary share capital. All subsidiary undertakings operate as recruitment consultancies in their country of incorporation. The investments are held through intermediate subsidiary undertakings.

                                                         COUNTRY OF   PERCENTAGE
    NAME OF UNDERTAKING                                INCORPORATION    HOLDING   NOTE
    -------------------------------------------------  -------------  ----------  ----

    Accountancy Additions Ltd .......................  Great Britain      90%     (i)
    Michael Page Ltd ................................  Great Britain     100%
    Michael Page UK Ltd .............................  Great Britain     100%
    Questor International Ltd .......................  Great Britain     100%
    Sales Recruitment Specialists Ltd ...............  Great Britain     100%
    The Page Partnership Ltd ........................  Great Britain     100%
    Michael Page International (Australia) Pty Ltd...  Australia          90%     (ii)
    Michael Page International (France) SA ..........  France             95%     (ii)
    Page Interim SA .................................  France            100%
    Michael Page International (Nederland) BV .......  Netherlands       100%
    Michael Page International (Deutschland) GmbH....  Germany           100%
    Michael Page International (Hong Kong) Ltd ......  Hong Kong         100%

    Notes

    (i) The minority shareholding is owned by two of the Directors of the business. An agreement exists between these Directors and the Michael Page Group PLC whereby the company will purchase their equity holdings in the year 2000, for a consideration based on a multiple of the average profits of the years ending 31 December 1998 and 1999.

    (ii) The minority shareholdings are owned by the Managing Directors of the businesses. Agreements exist between the Managing Directors and the Michael Page Group PLC whereby the company will purchase their equity holdings in 1997, for considerations based on a multiple of the average profits of the years ended 31 December 1995 and 1996. These amounts have been provided for within minority interests in the consolidated balance sheet.

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1996


13. DEBTORS

                                                   GROUP             COMPANY
                                              ----------------  ----------------
                                                1996     1995     1996     1995
                                              [L]'000  [L]'000  [L]'000  [L]'000
                                              -------  -------  -------  -------

    AMOUNTS FALLING DUE WITHIN ONE YEAR:
    Trade debtors ..........................  18,479   14,733       --       --
    Amounts owed by subsidiary undertakings.      --       --    2,320    1,996
    Other debtors ..........................     267      152       79        5
    Prepayments and accrued income .........   4,805    3,233       96       69
                                              -------  -------  -------  -------
                                              23,551   18,118    2,495    2,070
                                              -------  -------  -------  -------
    AMOUNTS FALLING DUE AFTER ONE YEAR:
    Other debtors ..........................     127       88       --       --
                                              -------  -------  -------  -------
                                              23,678   18,206    2,495    2,070
                                              -------  -------  -------  -------

14. BORROWINGS

                                                   GROUP             COMPANY
                                              ----------------  ----------------
                                                1996     1995     1996     1995
                                              [L]'000  [L]'000  [L]'000  [L]'000
                                              -------  -------  -------  -------

    AMOUNTS FALLING DUE WITHIN ONE YEAR:
    Bank overdrafts ........................       --       --      195       19
    Finance lease and hire purchase
      liabilities ..........................        4      238       --       --
                                              -------  -------  -------  -------
                                                    4      238      195       19
                                              -------  -------  -------  -------
    AMOUNTS FALLING DUE AFTER ONE YEAR:
    Finance lease and hire purchase
      liabilities:
    - due between two and five years .......       27       32       --       --
                                              -------  -------  -------  -------
                                                   31      270      195       19
                                              -------  -------  -------  -------

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1996

15. CREDITORS

                                                    GROUP            Company
                                              -------  -------  -------  -------
                                                1996     1995     1996     1995
                                              [L]'000  [L]'000  [L]'000  [L]'000
                                              -------  -------  -------  -------

    AMOUNTS FALLING DUE WITHIN ONE YEAR:
    Trade creditors ........................    2,994    1,766      186       52
    Amounts owed to subsidiary undertakings      --       --     18,293   12,396
    Corporation tax payable ................    7,571    5,184      291      223
    ACT payable ............................    1,332      841       78     --
    Other tax and social security ..........    6,196    5,047      317      276
    Proposed dividends .....................    4,348    2,400    4,348    2,400
    Other creditors ........................      929    1,160       71       67
    Accruals and deferred income ...........    9,381    7,197    1,251    1,030
                                              -------  -------  -------  -------
                                               32,751   23,595   24,835   16,444
                                              -------  -------  -------  -------

16. PROVISIONS FOR LIABILITIES AND CHARGES

                                                   GROUP             COMPANY
                                              ----------------  ----------------
                                               1996      1995     1996     1995
                                              [L]'000  [L]'000  [L]'000  [L]'000
                                              -------  -------  -------  -------

    DEFERRED TAXATION:
    At 1 January 1996 ......................       15       --        8     195
    Charge for the year ....................      350       20       17    (187)
    Exchange adjustment ....................       (8)      (5)      --      --
                                              -------  -------  -------  -------
    AT 31 DECEMBER 1996 ....................      357       15       25       8
                                              -------  -------  -------  -------
    Deferred taxation is attributable to:
    Capital allowances in excess of
      depreciation .........................      211       82       (8)     (8)
    Other timing differences ...............      146      (67)      33      16
                                              -------  -------  -------  -------
                                                  357       15       25       8
                                              -------  -------  -------  -------

    All material deferred taxation balances have been fully provided within these accounts.

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1996

17. CALLED-UP SHARE CAPITAL

                                                                   1996    1995
                                                                 [L]'000 [L]'000
                                                                 ------- -------

    Authorised:
    80,000,000 Ordinary Shares of 2p each ....................    1,600    1,600
    1 Cumulative Redeemable Preference Share .................       50       50
                                                                 ------- -------
                                                                  1,650    1,650
                                                                 ------- -------
    Allotted, called-up and fully paid:
    62,108,492 Ordinary Shares (1995: 61,533,492) of 2p each .    1,242    1,231
                                                                 ------- -------


    During the year the company issued 575,000 ordinary shares on the exercise of share options as detailed in note 18.


18. SHARE OPTIONS

    EXECUTIVE SHARE OPTION SCHEME

    Under the Michael Page Group Executive Share Option Scheme options were granted during the year on 900,000 ordinary shares at a price of 204.5p exercisable between 23 April 1999 and 22 April 2006. During the year 325,000 share options were exercised, 225,000 at 41.5p per share and 100,000 at 37.5p per share. At 31 December 1996 options amounting to 1,446,034 ordinary shares remained outstanding, exercisable between 27 June 1991 and 22 April 2006 at a price between 52p and 204.5p per share.

    OVERSEAS SHARE OPTION SCHEME

    Under the Michael Page Group Overseas Share Option Scheme options were granted during the year on 200,000 ordinary shares at a price of 204.5p exercisable between 23 April 1999 and 22 April 2006. During the year 250,000 share options were exercised, 200,000 at 35.5p per share and 50,000 at 60.5p per share. At 31 December 1996 options amounting to 580,000 ordinary shares remained outstanding, exercisable between 6 October 1996 and 22 April 2006 at a price between 60.5p and 204.5p per share.

    EMPLOYEE SHARE TRUST OPTION SCHEME

    The group has established two Employee Share Trusts (ESOPs) for the purpose of purchasing shares in the company on the open market, which are subsequently awarded to senior employees and directors under a share option scheme on a discretionary basis by the trustees. The ESOPs are fully funded by the group, and consequently have no external borrowings.

    During the year the ESOPs purchased 200,000 ordinary shares in the company at 405p per share and granted options over 300,000 ordinary shares to senior employees. As at 31 December 1996 the ESOPs held a total of 2,091,828 ordinary shares, of which 1,700,000 ordinary shares have been placed under option to senior employees and directors at a price of 2p per share, exercisable between 31 December 1994 and 16 December 2003. The market price of the company's shares at 31 December 1996 was 412.5p per share.

    A total of [L]637,907 (1995: [L]295,214) has been charged to the consolidated profit and loss account in respect of the cost of share options granted by the trust in the year, together with the income and administration expenses of the group's ESOPs. The ESOPs have not waived dividend income from the company.

    The total value of net assets of the ESOPs included within the consolidated balance sheet at 31 December 1996 are [L]468,359 (1995: [L]295,266).

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1996

19. RESERVES

                                                         GROUP
                                              -----------------------------
                                               Share               Profit
                                              Premium    Other     &-Loss
                                              Account   Reserves   Account
                                              [L]'000   [L]'000    [L]'000
                                              --------  --------  ---------

    At 1 January 1996 ......................       938      (737)    23,419
    Retained profit for year ...............      --        --       13,879
    Share premium arising in year ..........       220      --         --
    Goodwill adjustment ....................      --         195       --
    Exchange adjustment ....................      --        (120)    (1,711)
                                              --------  --------  ---------
    At 31 December 1996 ....................     1,158      (662)    35,587
                                              --------  --------  ---------

    Estimates of amounts of contingent consideration payable for the purchase of shares held by minority shareholders are included in the calculation of goodwill when the director's believe that they can assess the amounts payable with reasonable certainty. The goodwill adjustment arising in the year represents the difference between the current estimate and previous estimates of that cost.

    The cumulative amount of goodwill written off against the group's reserves is [L]1,628,000 (1995: [L]1,823,000).

                                                         COMPANY
                                               -----------------------------
                                                SHARE               PROFIT
                                               PREMIUM    OTHER     & LOSS
                                               ACCOUNT   RESERVES   ACCOUNT
                                               [L]'000   [L]'000    [L]'000
                                               --------  --------  ---------

    At 1 January 1996 ........................      938     1,156     1,452
    Retained profit for the year .............       --        --     3,271
    Share premium arising in the year ........      220        --        --
                                               --------  --------  ---------
    AT 31 DECEMBER 1996 ......................    1,158     1,156     4,723
                                               --------  --------  ---------

    Other Reserves of the company are non-distributable.

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1996

20. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                GROUP              COMPANY
                                          -----------------   -----------------
                                            1996      1995      1996      1995
                                          [L]'000   [L]'000   [L]'000   [L]'000
                                          -------   -------   -------   -------

    Profit attributable to shareholders.   19,467    11,174     8,859     3,182
    Dividends ..........................   (5,588)   (3,074)   (5,588)   (3,091)
                                          -------   -------   -------   -------
                                           13,879     8,100     3,271        91
    Exchange adjustment ................   (1,831)      531      --        --
    Goodwill written off in year .......      195    (1,457)     --        --
    Shares issued in year ..............      231       832       231       832
                                          -------   -------   -------   -------
    Net addition to shareholders' funds.   12,474     8,006     3,502       923
    Opening shareholders' funds ........   24,851    16,845     4,777     3,854
                                          -------   -------   -------   -------
    Closing shareholders' funds ........   37,325    24,851     8,279     4,777
                                          -------   -------   -------   -------

21. RECONCILIATION OF OPERATING PROFIT TO
    OPERATING NET CASH FLOWS

                                                                 1996      1995
                                                               [L]'000   [L]'000
                                                               -------   -------

         Operating profit ..................................   28,857    16,732
         Depreciation ......................................    2,009     1,693
         Own shares expensed ...............................      741       383
         (Profit)/Loss on disposal of fixed assets .........     (146)       45
         Increase in debtors ...............................   (6,581)   (4,676)
         Increase in creditors .............................    5,141     3,329
                                                              -------   -------
                                                               30,021    17,506
                                                              -------   -------


22. GROSS CASH FLOWS

                                                                1996      1995
                                                              [L]'000   [L]'000
                                                              -------   -------

         Interest received .................................    1,603     1,034
         Interest paid .....................................       (5)      (10)
         Interest element of finance lease payments ........      (15)      (40)
                                                              -------   -------
         RETURNS ON INVESTMENTS AND SERVICING OF FINANCE....    1,583       984
                                                              -------   -------
         Purchase of tangible fixed assets .................   (4,463)   (3,158)
         Sale of tangible fixed assets .....................      811       633
         Purchase of shares by ESOP trust ..................     (810)     (582)
                                                              -------   -------
         CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT ......   (4,462)   (3,107)
                                                              -------   -------
         Purchase of short term deposits ...................   (8,203)   (8,257)
                                                              -------   -------
         MANAGEMENT OF LIQUID RESOURCES ....................   (8,203)   (8,257)
                                                              -------   -------
         Issue of ordinary shares ..........................      231       832
         Repayments under finance leases ...................     (239)     (243)
                                                              -------   -------
         FINANCING .........................................       (8)      589
                                                              -------   -------

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 DECEMBER 1996

23. ANALYSIS OF NET CASH BALANCES

                                            At          Cash      Translation      AT
                                          1.1.96        Flows     Differences    31.12.96
                                         [L]'000       [L]'000      [L]'000      [L]'000
                                       -----------   -----------  -----------   -----------

    Cash in hand and at bank ........        6,382         8,126       (1,196)       13,312
    Finance leases ..................         (270)          239         --             (31)
    Short term deposits .............       19,955         8,203         (508)       27,650
                                       -----------   -----------  -----------   -----------
    NET CASH ........................       26,067        16,568       (1,704)       40,931
                                       -----------   -----------  -----------   -----------

24. CAPITAL COMMITMENTS

    Capital commitments for which no provision has been made in these accounts were:

                                                    GROUP            COMPANY
                                              ----------------  ----------------
                                                1996     1995     1996     1995
                                              [L]'000  [L]'000  [L]'000  [L]'000
                                              -------  -------  -------  -------

    Contracted for but not provided ........      138      163     --       --
                                              -------  -------  -------  -------

25. OPERATING LEASE COMMITMENTS

    Annual commitments under non-cancellable operating leases were:

                                                    GROUP            COMPANY
                                              ----------------  ----------------
                                                1996     1995     1996     1995
                                              [L]'000  [L]'000  [L]'000  [L]'000
                                              -------  -------  -------  -------

    Leases in respect of property expiring:
    - within one year .......................      73      147     --       --
    - in two to five years ..................   1,396      735     --       --
    - after five years ......................   1,904    1,688     --       --
                                              -------  -------  -------  -------
                                                3,373    2,570     --       --
                                              -------  -------  -------  -------
    Leases in respect of equipment expiring:
    - within one year .......................       7       23     --       --
    - in two to five years ..................      95       46     --       --
    - after five years ......................       8     --       --       --
                                              -------  -------  -------  -------
                                                  110       69     --       --
                                              -------  -------  -------  -------

26. GUARANTEES AND CONTINGENT LIABILITIES

    VAT GROUP REGISTRATION

    As a result of group registration for VAT purposes, the company is contingently liable for VAT liabilities arising in other companies within the VAT group which at the end of the year amounted to [L]2,849,979 (1995:
    [L]1,946,585).

    BANK CROSS-GUARANTEES

    In the normal course of business the company has given cross-guarantees to its bankers in respect of overdraft facilities granted to certain subsidiaries. There was no contingent liability in respect of these guarantees as at 31 December 1996 (1995: [L]nil).

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
MICHAEL PAGE GROUP PLC
NOTICE OF ANNUAL GENERAL MEETING

Notice is hereby given that the eighth Annual General Meeting of Michael Page Group PLC will be held at 12.00 noon on Wednesday 14 May 1997 at 39-41 Parker Street, London WC2B 5LH, for the following purposes:

ORDINARY BUSINESS

1. To receive and adopt the accounts of the company for the year ended 31 December 1996 and the Directors' and auditors' reports thereon.

2. To approve the final dividend of 7p (net) per ordinary share, payable on 23 May 1997.

3. To re-elect as a Director Michael Andrews who retires by rotation and, being eligible, offers himself for re-election.

4. To re-appoint Arthur Andersen to hold office as auditors until the next Annual General Meeting.

5.  To authorise the Directors to fix the auditors' remuneration.

SPECIAL BUSINESS

6. To consider and, if thought fit, to pass the following Resolution which will be proposed as an Ordinary Resolution:

    THAT the Directors be and are hereby generally and unconditionally authorised to exercise all the powers of the company to allot relevant securities (within the meaning of Section 80(2) of the Companies Act 1985, "the Act") up to an aggregate nominal amount of [L]357,830 provided that such authority shall expire at the conclusion of the Annual General Meeting of the company to be held in 1998 or the expiration of the period of 15 months from the date of passing this Resolution, whichever is the earlier, save that the company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority had not expired and provided further that this authority shall be in substitution for and to the exclusion of the like authority conferred on the Directors by a Resolution passed at last year's Annual General Meeting.

7. To consider and, if thought fit, to pass the following Resolution which will be proposed as a Special Resolution:

    THAT the Directors be and are hereby empowered pursuant to Section 95 of the Act to allot equity securities (within the meaning of Section 94(2) of the Act) wholly for cash pursuant to the authority conferred by Resolution 6 above as if sub-section (1) of Section 89 of the Act did not apply to such allotment provided that this power shall be limited:

    i. to the allotment of equity securities in connection with a rights issue in favour of holders of ordinary shares where the equity securities respectively attributable to the interests of all holders of ordinary shares on a fixed record date are proportionate (as nearly as may be) to the respective number of ordinary shares held by them but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or any legal or practical problems under the laws of any overseas territory or the requirements of any regulatory body or stock exchange; and

    ii. to the allotment, (otherwise than pursuant to sub-paragraph (i) above) of equity securities up to an aggregate nominal amount of [L]62,108.

    Such power shall expire at the conclusion of the Annual General Meeting of the company to be held in 1998 or on the expiration of the period of 15 months from the date of passing this Resolution, whichever is the earlier, save that the company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities pursuant to such an offer or agreement as if the power conferred had not expired.

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
MICHAEL PAGE GROUP PLC
NOTICE OF ANNUAL GENERAL MEETING


8. To consider and, if thought fit, to pass the following Resolution which will be proposed as a Special Resolution:

    THAT the company be and is hereby authorised pursuant to Article 1(N) of the company's Articles of Association to make market purchases (as defined in Section 163(3) of the Act) of ordinary shares of 2p each in the capital of the company ("ordinary shares") provided that:

    i. the maximum aggregate number of ordinary shares hereby authorised to be purchased is 8,900,000; and

    ii. the minimum price which may be paid for such shares is the par value of such shares from time to time and the maximum price which may be paid for such shares is not more than 5 per cent above the average of the middle market quotations taken from the London Stock Exchange Daily Official List for the five dealing days before the purchase is made, in each case exclusive of advance corporation tax and expenses; and

    iii. the authority hereby conferred shall expire at the earlier of 30 June 1998 and the date of the 1998 Annual General Meeting of the company; and

    iv. the company may make a contract to purchase its own shares under the authority hereby conferred prior to the expiry of such authority which will or may be executed wholly or partly after the expiry of such authority, and may make a purchase of its own shares in pursuance of such contract.

By Order of the Board of Directors



Ian Nash, Secretary

39-41 Parker Street
London WC2B 5LH

7 March 1997

A member entitled to attend and vote at the Meeting is entitled to appoint one or more proxies to attend and, on a poll, vote in his stead. A proxy need not be a member of the company.

The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed must be deposited at the offices of the Registrar of the company, Independent Registrars Group Limited, Balfour House, 390/398 High Road, Ilford, Essex IG1 1NQ not less than 48 hours before the time for the holding of the Meeting.

Details of Directors' interests are shown in the Director's Report on page 8.

There will be available for inspection at the registered office of the company during the usual business hours on any weekday (Saturdays and public holidays excluded) from the date of this notice until the date of the Annual General Meeting and at the place of the Annual General Meeting from at least 15 minutes prior to and until the conclusion of the Annual General Meeting (a) copies of the Directors' service contracts with the company or any of its subsidiaries and
(b) the Register of Directors' interests.

                             MICHAEL PAGE GROUP PLC


REPORT & ACCOUNTS 1996
OFFICES
MICHAEL PAGE UK


LONDON                     ETON                          MANCHESTER
Page House                 Windsor Bridge House          Clarendon House
39-41 Parker Street        1 Brocas Street               81 Mosley Street
London WC2B 5LH            Eton SL4 6BW                  Manchester M2 3LQ
Tel: 0171 831 2000         Tel: 01753 833752             Tel: 0161 228 0396
Fax: 0171 831 2612         Fax: 01753 830889             Fax: 0161 236 6961

Savannah House
11-12 Charles II Street    GLASGOW                       MILTON KEYNES
London SW1Y 4QZ            150 West George Street        214 Silbury Boulevard
Tel: 0171 831 2000         Glasgow G2 2HG                Milton Keynes
Fax: 0171 839 8086         Tel: 0141 331 2597            Bucks MK9 1LT
                           Fax: 0141 331 1426            Tel: 01908 692611
                                                         Fax: 01908 692488

BIRMINGHAM                 LEATHERHEAD                   NOTTINGHAM
The Citadel                Cygnet House                  Imperial Building
190 Corporation Street     45-47 High Street             20 Victoria Street
Birmingham B4 6QD          Leatherhead KT22 8AG          Nottingham NG1 2EX
Tel: 0121 625 3380         Tel: 01372 375661             Tel: 0115 948 3480
Fax: 0121 625 3378         Fax: 01372 370101             Fax: 0115 941 0125

Bennetts Court
6 Bennetts Hill            LEEDS                         READING
Birmingham B2 5ST          Leigh House                   33 Blagrave Street
Tel: 0121 233 4633         28-32 St Pauls Street         Reading RG1 1PW
Fax: 0121 236 4456         Leeds LS1 2PX                 Tel: 01189 509671
                           Tel: 0113 246 9155            Fax: 01189 561657
                           Fax: 0113 243 3177

BRISTOL                    Aquis House                   ST. ALBANS
29 St. Augustine's Parade  12 Greek Street               Centurion House
Bristol BS1 4UL            Leeds LS1 5RU                 136-142 London Road
Tel: 0117 927 6509         Tel: 0113 242 3530            St.-Albans AL1 1SA
Fax: 0117 926 4223         Fax: 0113 242 4067            Tel: 01727 865813
                                                         Fax: 01727 841616

EDINBURGH                  MAIDENHEAD
82 Great King Street       40-42 High Street
Edinburgh EH3 6QU          Maidenhead
Tel: 0131 225 9116         Berkshire SL6 1QE
                           Tel: 01628 771604
                           Fax: 01628 785495

MICHAEL PAGE INTERNATIONAL
AUSTRALIA                  BENELUX                       GERMANY
Level 19                   Apollo House                  Graf-Adolf-Strasse 70
1 York Street              Gerrit van der Veenstraat 9   40210 Dusseldorf
Sydney NSW 2000            1077 DM-Amsterdam             Tel: 00 49 211 17 72 20
Tel: 00 612 9235 1488      Tel: 00 31 20 578 9444        Fax: 00 49 211 17 72 22
Fax: 00 612 9251 1444      Fax: 00 31 20 578 9440

Level 10                   Heuvelgalerie                 Mainzer Landstrasse 39
600 Bourke Street          Ten Hagestraat 10             60329 Frankfurt
Melbourne                  5611 EG-Eindhoven             Tel: 00 49 69 2426 180
Victoria 3000              Tel: 00 31 40 243 3735        Fax: 00 49 69 2426 1818
Tel: 00 613 9600 1633      Fax: 00 31 40 243 7310
Fax: 00 613 9602 5990

Level 5                    FRANCE                        HONG KONG
99 Phillip Street          3 Boulevard Bineau            601 One Pacific Place
Parramatta NSW 2150        92300 Levallois-Perret, Paris 88 Queensway
Tel: 00 612 893 7700       Tel: 00 331  47 57 2424       Hong Kong
Fax: 00 612 893 7733       Fax: 00 331 47 57 3918        Tel: 00 852 2530 2000
                                                         Fax: 00 852 2530 2255

SPAIN (From April 1997)    Page Interim/Business Interim SINGAPORE
Plaza de la Lealtad, 2     45 Avenue du Roule            17-05 Clifford Centre
2(0) piso                  BP 143                        24 Raffles Place
28014 Madrid               92204 Nueilly Sur Seine Cedex Singapore 048621
                           Tel: 00 331  41 92 4242       Tel: 00 65 533 2777
                           Fax: 00 331 41 92 4243        Fax:-00 65 533 7227

                             MICHAEL PAGE GROUP PLC

REPORT & ACCOUNTS 1996
OFFICES

ACCOUNTANCY ADDITIONS

CRAWLEY                    KINGSTON                      LONDON - VICTORIA
1 Queens Square            39-41 Market Place            191 Victoria Street
Crawley RH10 1DY           Kingston-Upon-Thames KT1 1JQ  London SW1E 5NE
Tel: 01293 533224          Tel: 0181 549 7855            Tel: 0171 233 5973
Fax: 01293 524136          Fax: 0181 549 7988            Fax: 0171 233 7938

CROYDON                    LONDON - CITY                 MAIDSTONE
37 George Street           146 Bishopsgate               29 High Street
Croydon CR0 1LP            London EC2M 4JX               Maidstone ME14 1JF
Tel: 0181 688 8272         Tel: 0171 247 6414            Tel: 01622 663942
Fax: 0181 688 7170         Fax: 0171 377 9884            Fax: 01622 663944

EALING                     LONDON BRIDGE                 READING
20A The Mall               3 Southwark Street            1-3 Queen Victoria Street
Ealing W5 2PT              London SE1 1RQ                Reading RG1 1SY
Tel: 0181 840 9334         Tel: 0171 234 0393            Tel: 01189 571122
Fax: 0181 840 9324         Fax: 0171 403 3937            Fax: 01189 591261

GUILDFORD                  LONDON - STRAND               SLOUGH
232 High Street,           390-391 The Strand            144 High Street
Guildford GU1 3JF          London WC2R 0LT               Slough SL1 1JQ
Tel: 01483 450278          Tel: 0171 379 5333            Tel: 01753 550808
Fax: 01483 450283          Fax: 0171 836 0655            Fax: 01753 553140

HARROW                     LONDON - WEST END             WATFORD
18 Peterborough Road,      67-71 Oxford Street           162-164 High Street
Harrow HA1 2BQ             London W1R 1RB                Watford WD1 2EG
Tel: 0181 864 7002         Tel: 0171 287 2699            Tel: 01923 819192
Fax: 0181 864 2765         Fax: 0171 287 0403            Fax: 01923 817241

SALES RECRUITMENT SPECIALISTS

LONDON                     ETON
Savannah House             Windsor Bridge House
11 Charles II Street       1 Brocas Street
London SW1Y 4QZ            Eton SL4 6BW
Tel: 0171 831 5980         Tel: 01753 867727
Fax: 0171 839 5231         Fax: 01753 842303

BIRMINGHAM (from June 97)  LEEDS
Bennetts Court             6th Floor, Aquis House,
6 Bennetts Hill            12 Greek Street
Birmingham B2 5ST          Leeds LS1 5RU
Tel: 0121 632 5772         Tel: 0113 242 7444
                           Fax: 0113 244 3992

                             MICHAEL PAGE GROUP PLC